TAIT WELLER
FOCUS. EXPERTISE. RESULTS.

Tait, Weller & Baker LLP

g you further

taitweller.com

September 5, 2024

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: Trillium ESG Global Equity Fund and Trillium ESG Small/Mid Cap (the “Funds”), each a series of Perpetual Americas Funds Trust, Commission File Number 811- 23615

To whom it may concern:

We have received a copy of, and are in agreement with, the statements concerning our Firm being made by the Funds pursuant to Item 304(a) of Regulation S-K in its Form N-CSR to be filed on or about September 5, 2024, captioned “Changes in and Disagreements with Accountants.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report.

Sincerely,

Tait, Weller & Baker LLP

cc:Troy Sheets

Treasurer and Principal Financial Officer

Perpetual Americas Funds Trust

1 Congress Street, Suite 3101 Boston, Massachusetts 02114

Tait Weller • Philadelphia Office • O: 215.979.8800 • F: 215.979.8811 • Two Liberty Place • 50 S. 16th Street • Suite 2900 • Philadelphia, PA 19102-2529